Exhibit 1.1

PG&E CORPORATION

$500,000,000 OF SHARES

COMMON STOCK

(NO PAR VALUE)

EQUITY DISTRIBUTION AGREEMENT

February 12, 2014

To:	BNP Paribas Securities Corp.

787 7th Avenue

New York, NY 10019

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

One Bryant Park

New York, New York 10036

Mitsubishi UFJ Securities (USA), Inc.

1633 Broadway, 29th Floor

New York, New York 10019-6708

Ladies and Gentlemen:

PG&E Corporation, a California corporation (the “Company”), proposes to issue and sell through or to BNP Paribas Securities Corp., Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Mitsubishi UFJ Securities (USA), Inc., as sales agents and/or principals (the “Managers”), from time to time during the term of and on the terms set forth in this equity distribution agreement (this “Agreement”), shares of its common stock, no par value (the “Common Stock”), having an aggregate gross sales price of up to $500,000,000, but in no event more than 15,000,000 shares (the “Shares”).

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement (File No. 333-193880), as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), on Form S-3ASR, including a prospectus relating to the securities (the “Shelf Securities”), including the Shares, to be issued from time to time by the Company. The registration statement as of its most recent effective date, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act, is hereinafter referred to as the “Registration Statement”, and the related prospectus covering the Shelf Securities and filed as part of the Registration Statement, together with any amendments or supplements thereto as of the most recent effective date of the Registration Statement, is hereinafter referred to as the “Basic Prospectus”. “Prospectus Supplement” means the final prospectus supplement, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on or before the second business day after the date hereof, in the form furnished by the Company to the Managers in connection with the offering of the Shares. Except where the context otherwise requires, “Prospectus” means the Basic Prospectus, as supplemented by the Prospectus Supplement and the most recent Interim Prospectus Supplement (as defined in Section 6(c) below), if any. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act. “Permitted Free Writing Prospectuses” means the documents listed on Schedule I hereto or otherwise approved in writing by the Managers in accordance with Section 6(b), and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement”, “Basic Prospectus”, “Prospectus Supplement”, “Interim Prospectus Supplement” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement”, “amendment” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement, the Prospectus or any free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein (the “Incorporated Documents”).

1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Managers that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect; and no proceedings for such purpose are pending before or threatened by the Commission. If the

Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the Securities Act, the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement, and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b) (i) (A) At the respective times the Registration Statement and each amendment thereto became effective, (B) at each deemed effective date with respect to the Managers pursuant to Rule 430B(f)(2) under the Securities Act (each, a “Deemed Effective Time”), (C) as of each time Shares are sold pursuant to this Agreement (each, a “Time of Sale”), (D) at each Settlement Date (as defined below) and (E) at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Shares (the “Delivery Period”), the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the rules and regulations under the Securities Act; (ii) the Basic Prospectus complied, or will comply, at the time it was, or will be filed, with the Commission, complies as of the date hereof (if filed with the Commission on or prior to the date hereof) and, as of each Time of Sale and at all times during the Delivery Period, will comply in all material respects with the rules and regulations under the Securities Act; (iii) each of the Prospectus Supplement, any Interim Prospectus Supplement and the Prospectus will comply, as of the date that such document is filed with the Commission, as of each Time of Sale, as of each Settlement Date and at all times during the Delivery Period, in all material respects with the rules and regulations under the Securities Act; and (iv) the Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and any further Incorporated Documents so filed and incorporated by reference, when they are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

(c) (i) As of the date hereof, at the respective times the Registration Statement and each amendment thereto became effective and at each Deemed Effective Time, the Registration Statement did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) as of each Time of Sale, the Prospectus (as amended and supplemented at such Time of Sale) and any Permitted Free Writing Prospectus then in use, considered together (collectively, the “General Disclosure Package”), did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) as of its date, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iv) at any Settlement Date, the Prospectus (as amended and supplemented at such Settlement Date) did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by the Managers expressly for use in the Prospectus or in the General Disclosure Package.

(d) Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Managers, did not, does not and will not include any material information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus. Each broadly available road show, if any, when considered together with the General Disclosure Package, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except for the Permitted Free Writing Prospectuses, if any, and electronic road shows, if any, furnished to and approved by the Managers in accordance with Section 6(b), the Company has not prepared, used or referred to, and will not, prepare, use or refer to, any free writing prospectus.

(e) (i)(A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shelf Securities in reliance on the exemption of Rule 163 under the Securities Act, the Company was not an “ineligible issuer” as defined in Rule 405 of the Securities Act; and (ii)(A) at the time of filing of the Registration Statement, (B) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and (C) at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405 under the Securities Act.

(f) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in each of the Registration Statement, the Prospectus and the General Disclosure Package and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(g) The only subsidiaries of the Company are (i) Pacific Gas and Electric Company (the “Subsidiary”) and (ii) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X. The Subsidiary has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Prospectus and the General Disclosure Package and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; all of the issued and outstanding capital stock of the Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable, and all of the issued and outstanding shares of common stock of the Subsidiary are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim; and none of the outstanding shares of capital stock of the Subsidiary was issued in violation of the preemptive or similar rights of any security holder of the Subsidiary.

(h) This Agreement has been duly authorized, executed and delivered by the Company.

(i) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement, the Prospectus and the General Disclosure Package.

(j) The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

(k) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(l) None of the issue and sale of the Shares, the consummation of any other of the transactions herein contemplated or the performance by the Company of any of its obligations set forth herein will conflict with or result in, a breach or violation of: (i) the charter, bylaws or comparable constituent documents of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except, in the case of clauses (ii) and (iii) above, for such conflicts, breaches or violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(m) There has not occurred any change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the General Disclosure Package that would reasonably be expected to have a Material Adverse Effect.

(n) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) would reasonably be expected to have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the General Disclosure Package and the Prospectus.

(o) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended (the “1940 Act”) or a company “controlled” by an “investment company” within the meaning of the 1940 Act.

(p) Except as set forth or contemplated in the Registration Statement, General Disclosure Package and the Prospectus (exclusive of any supplement thereto), neither the Company nor any of its subsidiaries is (i) in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and there is no investigation pending or, to the Company’s knowledge, threatened against it or its subsidiaries, that could reasonably be expected to lead to the making of such a claim.

(q) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Prospectus and the General Disclosure Package, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction other than in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock (except as permitted under its existing equity compensation plans), nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described or contemplated in each of the Registration Statement, the Prospectus and the General Disclosure Package, respectively.

(r) Neither the Company nor the Subsidiary has received any notice of proceedings relating to the revocation or modification of any licenses, certificates, permits and other authorizations which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, General Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(s) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Securities Act and the rules and interpretations of the Commission thereunder or otherwise and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Managers in the manner contemplated herein and in the Registration Statement, General Disclosure Package and the Prospectus.

(t) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company and its consolidated subsidiaries as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.

(u) Deloitte & Touche LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder and of the Public Company Accounting Oversight Board.

(v) The Company and each of its consolidated subsidiaries maintain a system of internal accounting controls over financial reporting sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.

(w) The Company maintains “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) and such disclosure controls and procedures were effective as of the end of the Company’s most recently completed fiscal quarter.

(x) The Common Stock is an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the 1934 Act by subsection (c)(1) of such rule.

(y) To the Company’s knowledge, none of the Company, any of its subsidiaries, any director, officer, agent, affiliate or employee of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not use the proceeds from the sale of the Shares, or knowingly lend, contribute or otherwise make available such proceeds to any subsidiary, affiliate, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

Any certificate signed by any officer of the Company and delivered to the Managers or counsel for the Managers pursuant to this Agreement shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Manager.

2. Sale of Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and each of the Managers agree that the Company may from time to time seek to sell Shares through the Managers, acting as sales agents, or directly to the Managers acting as principals, as follows:

(a) The Company may submit its orders to a Manager by telephone (including any price, time or size limits or other customary parameters or conditions) to sell Shares on any Trading Day (as defined herein) which order shall be confirmed by the Manager (and accepted by the Company) by electronic mail using a form substantially similar to that attached hereto as Exhibit A; provided, however, that the Company will only submit its orders to one of the Managers on a single Trading Day. As used herein, “Trading Day” shall mean any trading day on the New York Stock Exchange (the “Exchange”).

(b) Subject to the terms and conditions hereof, each Manager shall use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to execute any Company order submitted to it hereunder to sell Shares and with respect to which such Manager has agreed to act as sales agents. The Company acknowledges and agrees that (i) there can be no assurance that any Manager will be successful in selling the Shares, (ii) a Manager will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason and (iii) the Managers shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement.

(c) The Company shall not authorize the issuance and sale of, and the Managers shall not sell as sales agents, any Share at a price lower than the minimum price therefor designated by the Company pursuant to Section 2(a) above. In addition, the Company or any Manager may, upon notice to the other party hereto by telephone (confirmed promptly by email or facsimile), suspend an offering of the Shares with respect to which the Manager is acting as sales agent pursuant to this Agreement; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

(d) When acting as sales agent hereunder, a Manager shall provide written confirmation (which may be by facsimile or email) to the Company following the close of trading on the Exchange each day in which Shares are sold under this Agreement setting forth (i) the amount of Shares sold on such day, (ii) the gross offering proceeds received from such sale and (iii) the commission payable by the Company to such Manager with respect to such sales.

(e) At each Time of Sale, Settlement Date and Representation Date (as defined below), the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement. Any obligation of a Manager to use its commercially reasonable efforts to sell the Shares on behalf of the Company as sales agent shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 5 of this Agreement.

(f) Notwithstanding any other provision of this Agreement, the Company and the Managers agree that no sales of Shares shall take place, the Company shall not request the sales of any Shares that would be sold and the Managers shall not be obligated to sell or offer to sell, during any period in which the Company’s insider trading policy, as it exists on the date of this Agreement, would prohibit the purchase or sale of Common Stock by persons subject to such policy, or during any other period in which the Company is, or could be deemed to be, in possession of material non-public information.

(g) The Company agrees that whenever it determines to sell the Shares directly to a Manager as principal, it will enter into a separate terms agreement relating to such sale.

(h) If the Company wishes to issue and sell Shares pursuant to this Agreement but other than as set forth herein, it will notify a Manager of the proposed terms of such placement. If the Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, such Manager and the Company will enter into a separate terms agreement setting forth the terms of such sale, which terms agreement shall not be binding until executed by each of the parties thereto. In the event of a conflict between the terms of this Agreement and such terms agreement, the terms of such terms agreement shall control.

3. Fee. The compensation to the Managers for sales of the Shares with respect to which each Manager act as sales agent hereunder shall be at a mutually agreed rate, not to exceed 1% of the gross offering proceeds of the Shares sold by such Manager pursuant to this Agreement. The Company may sell shares to any of the Managers as principal at a price agreed upon at the relevant Time of Sale pursuant to a separate terms agreement.

4. Payment, Delivery and Other Obligations. Settlement for sales of the Shares pursuant to this Agreement will occur on the third Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through or to a Manager for settlement on such date shall be issued and delivered by the Company to such Manager against payment of the net proceeds from the sale of such Shares. Settlement for all such Shares shall be effected by free delivery of the Shares by the Company or its transfer agent to such Manager or its designee’s account (provided that the Manager shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, in return for payment in same day funds delivered to the account designated by the Company. If the Company, or its transfer agent (if applicable), shall default on its obligation to deliver the Shares on any Settlement Date, the Company shall (i) hold such Manager harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay such Manager any commission, discount or other compensation to which it would otherwise be entitled absent such default.

5. Conditions to the Managers’ Obligations. The obligations of each of the Managers are subject to the following conditions:

(a) Since the later of (A) the date of this Agreement and (B) the immediately preceding Representation Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii) there shall not have occurred any change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from the respective dates of the Registration Statement, the Prospectus and the General Disclosure Package, the effect of which is, in the judgment of the Managers, so material and adverse as to make it impractical or inadvisable to market the Shares on the terms and in the manner contemplated in the Prospectus.

(b) The Managers shall have received on each date specified in Section 6(l) a certificate, dated such date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) and (ii) above and to the effect that (i) the representations and warranties of the Company contained in this Agreement are true and correct as of such date; (ii) the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such date; (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission; (iv) the Prospectus Supplement, any Interim Prospectus Supplement and each Permitted Free Writing Prospectus have been timely filed with the Commission under the Securities Act (in the case of a Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act), and all requests for additional information on the part of the Commission have been complied with or otherwise satisfied; (v) as of such date and as of each Time of Sale, if any, subsequent to the immediately preceding Representation Date, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (vi) as of such date and as of each Time of Sale, if any, subsequent to the immediately preceding Representation Date, the General Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no such certificate shall apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by the Managers expressly for use in the General Disclosure Package.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Managers shall have received on each date specified in Section 6(m), and on such other dates as may be reasonably requested by the Managers, an opinion of Orrick, Herrington & Sutcliffe LLP, outside counsel for the Company, dated such date, to the effect that:

(i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California, with the corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus;

(ii) the Subsidiary has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Prospectus; except as otherwise disclosed in the Registration Statement, the

General Disclosure Package and the Prospectus, all of the issued and outstanding common stock of the Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the knowledge of such counsel, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim; to the knowledge of such counsel none of the outstanding shares of common stock of the Subsidiary was issued in violation of the preemptive or similar rights of any security holder of the Subsidiary;

(iii) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Registration Statement, the Prospectus and the General Disclosure Package;

(iv) the Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights;

(v) this Agreement has been duly authorized, executed and delivered by the Company;

(vi) none of the issue or sale of the Shares, the consummation of the transactions contemplated by this Agreement or the performance by the Company of its obligations hereunder will (A) conflict with or result in any violation of (1) the Articles of Incorporation or Bylaws of the Company, or (2) any Federal, California or, as to this Agreement, New York, statute or any rule or regulation issued pursuant to any Federal, California or, as to this Agreement, New York statute, including, without limitation, the California Public Utilities Code and California usury laws (“Applicable Laws”), or any order known to such counsel to have been issued pursuant to any Applicable Law by any Federal, California or, as to this Agreement, New York, court or governmental agency or body that such counsel has in the exercise of customary professional diligence recognized as having jurisdiction over the Company or any of its properties (“Applicable Governmental Authority”) or (B) result in a breach or violation of, or constitute a default under, any agreement, indenture or other instrument to which the Company or the Subsidiary is a party that has been filed pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K as exhibits to: (1) the Company’s most recent Annual Report on Form 10-K (the “10-K”), (2) the Company’s Quarterly Reports on Form 10-Q filed for any quarters that ended after the 10-K was filed (each individually a “10-Q”), or (3) to any report on Form 8-K filed by the Company between the end of the most recent quarterly period for which a 10-K or 10-Q has been filed by the Company and the date of such opinion;

(vii) the statements relating to legal matters, documents or proceedings included in (A) the General Disclosure Package and the Prospectus under the captions “Description of Securities,” “Description of Common Stock” and “Plan of Distribution” and (B) the Registration Statement in Item 15, in each case fairly summarize such provisions in all material respects;

(viii) to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Subsidiary or its or their property, of a character required to be disclosed in the Registration Statement other than those disclosed in the Basic Prospectus, any Interim Prospectus Supplement and the Prospectus (in rendering such opinion, such counsel may note that it has not conducted searches of the dockets of any court or administrative agency whatsoever);

(ix) no consent, approval, authorization, filing with or order of or with any Applicable Governmental Authority (a “Governmental Action”) is required for the valid authorization, execution, issuance, sale and delivery of the Shares by the Company except for any Governmental Actions that have been obtained, and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Managers in the manner contemplated in this Agreement, the General Disclosure Package and the Prospectus; and

(x) the Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, will not be an “investment company” as defined in the 1940 Act or a company “controlled” by an “investment company” within the meaning of the 1940 Act.

(xi) The Registration Statement has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement has been issued and, to such counsel’s knowledge, no proceedings for that purpose have been threatened or instituted by, or are pending before, the Commission; the Registration Statement, as of the Deemed Effective Time, and the Prospectus, as of the date of the Prospectus Supplement and as of the date of such opinion (other than the financial statements, schedules and other financial data contained or incorporated by reference therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the respective rules promulgated thereunder; the Prospectus and the Free Writing Prospectus have been filed pursuant to, and within the time frame contemplated by, Rule 424(b) or Rule 433, respectively, promulgated under the Securities Act;

The letter from such counsel shall include a separate paragraph to the effect that in the course of its engagement as counsel to the Company in connection with the offering of the Shares, it has participated in conferences with the Managers and their representatives and representatives of the Company and its accountants concerning the Registration Statement, the General Disclosure Package and the Prospectus and considered the matters required to be stated therein and the statements contained therein, and, although they were not engaged to and did not independently verify the accuracy, completeness or fairness of such statements (except as stated above), and based upon and subject to the foregoing, such counsel will advise the Managers, as a matter of fact and not opinion, that nothing came to such counsel’s attention to cause them to believe that (1) the Registration Statement at the Deemed Effective Time, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) the Prospectus, as of the date of Prospectus Supplement and as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, (3) the General Disclosure Package, as of the date of this Agreement and as of each Representation Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that it is understood that such counsel is not requested to and will not express any belief in this paragraph with respect to the financial statements, schedules and other financial data contained in or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus. References to the Prospectus in this paragraph shall also include any supplement thereto at the date of such letter.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of California, New York or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Managers and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

The opinion of counsel for the Company described in this Section 5(c) shall be rendered to the Managers at the request of the Company and shall so state therein.

(d) The Managers shall have received on each date specified in Section 6(n) , and on such other dates as may be reasonably requested by the Managers, an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Managers, dated such date, in form and substance reasonably satisfactory to the Managers.

(e) The Managers shall have received on each date specified in Section 6(o), and on such other dates as may be reasonably requested by the Managers, a letter dated such date in form and substance satisfactory to the Managers, from Deloitte & Touche LLP, independent public accountants for the Company, (A) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board, (B) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (C) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement, the Prospectus Supplement, the Prospectus or any issuer free writing prospectus, as amended and supplemented to the date of such letter.

(f) All filings with the Commission required by Rule 424 under the Securities Act to have been filed by each Time of Sale or related Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)).

(g) The Shares shall have been approved for listing on the Exchange, subject only to a notice of issuance at or prior to the applicable Settlement Date.

(h) The Common Stock shall be an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

6. Covenants of the Company. The Company covenants with each of the Managers as follows:

(a) To furnish the Managers with copies of the Registration Statement (excluding exhibits) and copies of the Prospectus (or the Prospectus as amended or supplemented) in such quantities as the Managers may from time to time reasonably request. In case the Managers are required to deliver, under the Securities Act (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), a prospectus relating to the Shares after the nine-month period referred to in Section 10(a)(3) of the Securities Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Securities Act, upon the request of the Managers, and at its own expense, the Company shall prepare and deliver to the Managers as many copies as the Managers may request of an amended Registration Statement or amended or supplemented prospectus complying with Item 512(a) of Regulation S-K or Section 10(a)(3) of the Securities Act, as the case may be.

(b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to the Managers a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Managers reasonably object (other than any prospectus supplement relating to the offering of Shelf Securities other than the Common Stock). To furnish to the Managers a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Managers reasonably object (other than any free writing prospectus relating to the offering of Shelf Securities other than the Common Stock). Not to take any action that would result in the Managers or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Managers that the Managers otherwise would not have been required to file thereunder.

(c) To file, subject to Section 6(b) above, promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus Supplement and for the duration of the Delivery Period. For the duration of the Delivery Period, to include in its quarterly reports on Form 10-Q, and in its annual reports on Form 10-K, a summary detailing, for the relevant reporting period, (i) the number of Shares sold through the Managers pursuant to this Agreement, (ii) the net proceeds received by the Company from such sales and (iii) the compensation paid by the Company to the Managers with respect to such sales (or alternatively, to prepare a prospectus supplement (each, an “Interim Prospectus Supplement”) with such summary information and, at least once a quarter and subject to Section 6(b) above, file such Interim Prospectus Supplement pursuant to Rule 424(b) under the Securities Act (and within the time periods required by Rule 424(b) and Rules 430A, 430B or 430C under the Securities Act)).

(d) To file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Securities Act and to provide copies of the Prospectus and such Prospectus Supplement and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto) to the Managers via electronic mail in “.pdf” format on such filing date to an electronic mail account designated by the Managers and, at the Managers’ request, to also furnish copies of the Prospectus and such Prospectus Supplement to the Exchange and each other exchange or market on which sales of the Shares were effected, in each case, as may be required by the rules or regulations of the Exchange or such other exchange or market.

(e) During the Delivery Period to advise the Managers, promptly after it receives notice thereof, of the issuance of any stop order by the Commission, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any order preventing or suspending the use of any prospectus relating to the Shares or suspending any such qualification, to promptly use its best efforts to obtain its withdrawal.

(f) If, after the date hereof and during the Delivery Period, either (i) any event shall occur or condition exist as a result of which the Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file any document in order to comply with the Securities Act or the Exchange Act, to promptly advise the Managers by telephone (with confirmation in writing or electronic mail) and to promptly prepare and file, subject to Section 6(b) above, with the Commission an amendment or supplement to the Registration Statement or the Prospectus which will correct such statement or omission or effect such compliance and to furnish to the Managers as many copies as the Managers may reasonably request of such amendment or supplement.

(g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Managers shall reasonably request and to continue such qualifications in effect so long as necessary under such laws for the distribution of the Shares.

(h) To make generally available to the Company’s security holders and to the Managers as soon as practicable an earnings statement covering a period of at least 12 months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Prospectus Supplement, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares (within the time required by Rule 456(b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Managers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) above, including filing fees and the reasonable fees and disbursements of counsel for the Managers in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all reasonable fees and disbursements of counsel to the Managers incurred in connection with the offering contemplated by this Agreement up to a maximum amount of $100,000, (v) all filing fees and the reasonable fees and disbursements of counsel to the Managers incurred in connection with any review and qualification by the Financial Industry Regulatory Authority, (vi) all costs and expenses incident to listing the Shares on the Exchange, (vii) the costs and charges of any transfer agent, registrar or depositary, and (viii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section 6 and Section 8, each Manager will pay all of its costs and expenses, including any advertising expenses connected with any offers such Manager may make.

(j) If the third anniversary of the initial effective date of the Registration Statement occurs before all the Shares have been sold, prior to such third anniversary, to prepare a new shelf registration statement, to provide the Managers and their counsel the opportunity to review such new registration statement prior to filing, to file, subject to Section 6(b), such new shelf registration statement and to take any other action necessary to permit the public offering of the Shares to continue without interruption (references herein to the Registration Statement shall include the new registration statement declared effective by the Commission).

(k) To use its commercially reasonable efforts to cause the Shares to be listed for trading on the Exchange and to maintain such listing.

(l) Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than a prospectus supplement relating solely to the offering of Shelf Securities other than the Shares), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless any of the Managers shall otherwise reasonably request) or (iii) Shares are delivered to a Manager as principal; provided that each such date referred to in (i) and (ii) above may be a later date as may be mutually agreed upon by the Company and the Managers so long as no Shares are to be offered or sold until such later date (such commencement date (and any such recommencement date, if applicable) and each such date referred to in (i), (ii) and (iii) above, a “Representation Date”), to furnish or cause to be furnished to the Managers forthwith a certificate dated and delivered as of such date, in form reasonably satisfactory to the Managers, to the effect that the statements contained in the certificate referred to in Section 5(b) of this Agreement are true and correct at the time of such commencement, recommencement, amendment, supplement or filing, as the case may be, as though made at and as of such time modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

(m) On each Representation Date, the Company shall cause to be furnished to the Managers, dated as of such date, in form and substance satisfactory to the Managers, the written opinion of Orrick, Herrington & Sutcliffe LLP, outside counsel for the Company, as described in Section 5(c), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(n) On each Representation Date, Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Managers, shall furnish to the Managers a written opinion, dated as of such date in form and substance reasonably satisfactory to the Managers.

With respect to Sections 6(m) and 6(n) above, in lieu of delivering such an opinion for dates subsequent to the commencement of the offering of the Shares under this Agreement such counsel may furnish the Managers with a letter (a “Reliance Letter”) to the effect that the Managers may rely on a prior opinion delivered under Section 6(m) or Section 6(n), as the case may be, to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such subsequent date).

(o) Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder) and each time that (i) the Registration Statement or the Prospectus is amended or supplemented to include additional financial information, (ii) the Company files an annual report on Form 10-K or quarterly report on Form 10-Q or such later date as shall be mutually agreed upon by the Company and the Managers if no Shares are to be offered or sold until after such later date, (iii) there is furnished with the Commission by the Company any document which contains financial information, including any earnings release, (iv) there is filed with the Commission any document (other than an annual report on Form 10-K or quarterly report on Form 10-Q) incorporated by reference into the Prospectus which contains additional or amended financial information or (v) on such other dates as may be reasonably requested by the Managers, Deloitte & Touche LLP, independent public accountants of the Company, shall deliver to the Managers the comfort letter(s) described in Section 5(e).

(p) To comply with the Due Diligence Protocol attached hereto on Schedule II and any other due diligence review or call reasonably requested by any of the Managers.

(q) To reserve and keep available at all times, free of preemptive rights, Shares for the purpose of enabling the Company to satisfy its obligations hereunder.

(r) That it consents to each Manager trading in the Common Stock for the Manager’s own account and for the accounts of their clients at the same time as sales of the Shares occur pursuant to this Agreement.

(s) That each acceptance by the Company of an offer to purchase the Shares hereunder shall be deemed to be an affirmation to the Managers that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Time of Sale and the Settlement Date for the Shares relating to such acceptance as though made at and as of each of such dates (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

(t) Prior to instructing any of the Managers pursuant to Section 2 hereof to make sales on any given day (or as otherwise agreed between the Company and such Manager), a Delegated Officer of the Company (as defined in the resolutions of the Board of Directors adopted December 18, 2013) shall have approved the minimum price and maximum number of Shares to be sold on such day, which approval shall be evidenced by such Delegated Officer’s acceptance and execution of the Transaction Confirmation, a form of which is attached hereto as Exhibit A, and execution of the Delegated Officer’s Certificate, a form of which is attached hereto as Exhibit B.

(u) During the Delivery Period, not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of the Common Stock or securities convertible into or exchangeable or exercisable for the Common Stock or warrants or other rights to purchase the Common Stock or any other securities of the Company that are substantially similar to the Common Stock or permit the registration under the Securities Act of any shares of the Common Stock, except for (i) the registration of the Shares and the sales through or to the Managers pursuant to this Agreement, (ii) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security referred to in the Registration Statement, the Prospectus and the General Disclosure Package, (iii) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to any employee or non-

employee director stock option or benefit plan, employee or non-employee director stock purchase or ownership plan, dividend reinvestment plan or direct purchase plan of the Company referred to in the Registration Statement, the Prospectus and the General Disclosure Package, without (A) receiving the prior written consent of the Managers, unless it has provided the Managers at least three business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (B) each Manager suspending activity under this program for such period of time as requested by the Company; provided, however, that the foregoing shall not be applicable if the Company has provided notice to the Managers pursuant to Section 2(c) to suspend the offering of Shares.

7. Covenants of the Managers. Each Manager covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of the Manager that otherwise would not be required to be filed by the Company thereunder, but for the action of such Manager.

8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Manager, the directors, officers, employees and agents of each Manager, each person who controls any Manager within the meaning of either the Act or the Exchange Act and each affiliate of any Manager within the meaning of Rule 405 under the Securities Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any subsequent amendment thereof, or in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Shares, the Final Prospectus, the General Disclosure Package, or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Manager in writing specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Manager severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Manager, but only with reference to written information relating to such Manager furnished to the Company by or on behalf of such Manager specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Manager may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate counsel (in addition to one local counsel) for all such indemnified parties. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. No indemnifying party will be liable for any settlement of any such action effected without its prior written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Managers severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the Managers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by such Managers on the other from the offering of the Shares; provided, however, that in no case shall any Manager (except as may be provided in any agreement among underwriters relating to the offering of the Shares) be responsible for any amount in excess of the commission applicable to the Shares purchased by such Manager hereunder. If the allocation provided by the immediately preceding sentence is not permitted by applicable law or is unavailable for any reason, the Company and the Managers severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and each of the Managers on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by each of the Managers shall be deemed to be equal to the total commissions received. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or each Manager on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Managers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls a Manager within the meaning of either the Act or the

Exchange Act and each director, officer, employee and agent of a Manager shall have the same rights to contribution as such Manager, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

(e) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of a Manager, any person controlling a Manager or any affiliate of a Manager or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

9. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

10. Termination. (a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party, except that (i) with respect to any pending sale through a Manager for the Company, the obligations of the Company, including, but not limited to, its obligations under Section 4 above, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Section 1 and Section 8 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) Each Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating the offers and sales of Shares by such Manager in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) with respect to any pending sale through a Manager for the Company, the obligations of the Company, including, but not limited to, its obligations under Section 4 above, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Section 1 and Section 8 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c) This Agreement shall remain in full force and effect until and unless terminated pursuant to Section 10(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement or pursuant to this clause (c) shall in all cases be deemed to provide that Section 1 and Section 8 of this Agreement shall remain in full force and effect.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Managers or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 4.

11. Entire Agreement. (a) This Agreement represents the entire agreement between the Company and the Managers with respect to the preparation of any Registration Statement, Prospectus Supplement or the Prospectus, the conduct of the offering and the sale and distribution of the Shares.

(b) The Company acknowledges that in connection with the offering of the Shares: (i) each Manager has acted and will act at arm’s length and owe no fiduciary duties to, the Company or any other person, (ii) each Manager owes the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) each Manager may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against any of the Managers arising from an alleged breach of fiduciary duty in connection with the sale and distribution of the Shares.

12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Managers shall be delivered, mailed or sent to BNP Paribas Securities Corp., 787 7th Avenue, New York, NY 10019 (Attn: Charles Hill); Goldman, Sachs & Co., 200 West Street, New York, New York 10282 (Attn: Registration Department); Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036 (Attn: David Moran); Mitsubishi UFJ Securities (USA), Inc., 1633 Broadway, 29th Floor, New York, New York 10019-6708 (Attn: Capital Markets Group); and if to the Company shall be delivered, mailed or sent to PG&E Corporation, 77 Beale Street, San Francisco, CA 94177, Attention: General Counsel.

[Signature page follows]

Very truly yours, PG&E CORPORATION

By:	/s/ Nicholas M. Bijur
	Name:	Nicholas M. Bijur
	Title:	Vice President and Treasurer

BNP PARIBAS SECURITIES CORP.

By:	/s/ Pierre Lapomme
	Name:	Pierre Lapomme
	Title:	Managing Director

GOLDMAN, SACHS & CO.

By:	/s/ Adam Greene
	Name:	Adam Greene
	Title:	Vice President

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Gavin H Wolfe
	Name:	Gavin H Wolfe
	Title:	Managing Director

MITSUBISHI UFJ SECURITIES (USA), INC.

By:	/s/ David McMillan
	Name:	David McMillan
	Title:	Managing Director

SCHEDULE I

Permitted Free Writing Prospectuses

None

I-1

SCHEDULE II

Due Diligence Protocol

Set forth below are guidelines for use by the Company and the Managers in connection with the Managers’ continuous due diligence efforts in connection with the sale and distribution of the Shares pursuant to the Agreement. For the avoidance of doubt, the Company has agreed that no sales under the Agreement will be requested or made at any time the Company is, or could be deemed to be, in possession of material non-public information with respect to the Company.

1.	On or immediately prior to each Representation Date, in addition to the documents provided pursuant to Sections 6(l), (m), (n) and (o) of the Agreement, the Managers expect to conduct a due diligence call with the appropriate business, financial and legal representatives of the Company.

2.	On the date of or promptly after the Company’s management report becomes available for a given month (but no later than the last business day of the immediately succeeding month), the Managers expect to conduct a due diligence call with the appropriate business, financial, accounting and legal representatives of the Company and that the Company shall provide the certificate referred to in Section 5(b) of the Agreement.

3.	In the event that the Company requests any of the Managers to sell on any one Trading Day an amount of Shares that would be equal to or greater than 15% of the average daily trading volume (calculated based on the most recent three completed Trading Days) of the Company’s common stock, such Manager expects to conduct a due diligence call with the appropriate business, financial, accounting and legal representatives of the Company and that the Company shall provide the certificate referred to in Section 5(b) of the Agreement.

The foregoing is an expression of current intent only, and shall not in any manner limit the Managers’ rights under the Agreement, including any of the Managers’ right to require such additional due diligence procedures as any of the Managers may reasonably request pursuant to the Agreement.

II-1

Exhibit A

[Letterhead]

                    , 20

PG&E Corporation

77 Beale Street

San Francisco, CA 94105

Attention:

VIA ELECTRONIC MAIL

TRANSACTION CONFIRMATION

Dear             :

This Confirmation sets forth the terms of the agreement of [BNP Paribas Securities Corp.] [Goldman, Sachs & Co.] [Merrill Lynch, Pierce, Fenner & Smith Incorporated] [Mitsubishi UFJ Securities (USA), Inc.] (the “Manager”) with PG&E Corporation (the “Company”) relating to the sale of shares of the Company’s common stock, no par value, having an aggregate gross sales price of up to $[—] pursuant to the Equity Distribution Agreement between the Company and BNP Paribas Securities Corp., Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Mitsubishi UFJ Securities (USA), Inc., dated February 12, 2014 (the “Agreement”). Unless otherwise defined below, capitalized terms defined in the Agreement shall have the same meanings when used herein.

By countersigning or otherwise indicating in writing the Company’s acceptance of this Confirmation (an “Acceptance”), the Company shall have agreed with the Manager to engage in the following transaction:

[Number of Shares to be sold] [Aggregate Gross Price of Shares to be sold]:

Minimum price at which Shares may be sold:

Date(s) on which Shares may be sold:

Compensation to Manager (if different than the Agreement):

The transaction set forth in this Confirmation will not be binding on the Company or the Manager unless and until the Company delivers its Acceptance; provided, however, that neither the Company nor the Manager will be bound by the terms of this Confirmation

unless the Company delivers its Acceptance by             a.m./p.m. (New York time) on [the date hereof] [                    , 20    ].

The transaction, if it becomes binding on the parties, shall be subject to all of the representations, warranties, covenants and other terms and conditions of the Agreement, except to the extent amended or modified hereby, all of which are expressly incorporated herein by reference. Each of the representations and warranties set forth in the Agreement shall be deemed to have been made at and as of the date hereof, every Time of Sale, every Settlement Date and every Representation Date.

If the foregoing conforms to your understanding of our agreement, please so indicate your Acceptance by signing below.

Very truly yours,

[BANK]

By:
Name:
Title:

ACCEPTED as of the date first above written PG&E CORPORATION

By:
Name:
Title:

[Note: The Company’s Acceptance may also be evidenced by a separate written acceptance referencing this Confirmation and delivered in accordance with the Agreement]

Exhibit B

PG&E CORPORATION

Delegated Officer’s Certificate

Reference is made to the Equity Distribution Agreement, dated February 12, 2014, by and among PG&E Corporation, a California corporation (the “Company”), and BNP Paribas Securities Corp., Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Mitsubishi UFJ Securities (USA), Inc., as sales agents and/or principals. Pursuant to the authorization contained in the resolutions of the Board of Directors of the Company dated December 18, 2013, I hereby certify that I am a “Delegated Officer” of the Company, and pursuant to the authorization contained in such resolution, I hereby approve the terms and conditions of the Transaction Confirmation dated [insert date] between the Company and [name of sales agent].

PG&E CORPORATION

By:
Name:
Title:

B-1